                          CERTIFICATE OF INCORPORATION
                                       OF
                   ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

                  1. The name of the corporation is ArTech Financial Technology Services, Inc.

                  2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington and the County of New Castle, Zip Code 19805. The name of its registered agent at such address is the Corporation Service Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

                  4. The aggregate number of shares that the corporation shall have authority to issue is One Thousand (1000) shares, all of which are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01).

                  5. The name and mailing address of the sole incorporator are as follows:


                  Name                                         Address
                  ----                                         -------

                  Marilyn D. Adelman             c/o Safeguard Scientifics, Inc.
                                                 800 The Safeguard Building
                                                 435 Devon Park Drive
                                                 Wayne, PA 19087


                  6.       The corporation is to have perpetual existence.

                  7. The furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                  8. The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  9. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                  10. Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide.

                  11. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                  12. The corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of or as the agent of the corporation as a director, officer or the agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this
Article 12 shall not adversely affect any right or protection of a director or officer of this corporation existing at the time of such repeal or modification.

                  13. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of February, 1999.


                                         /s/ Marilyn D. Adelman
                                         --------------------------------
                                         Marilyn D. Adelman, Incorporator

                              CERTIFICATE OF MERGER
                                       OF
                   ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.
                                       AND
                  ARTECH FINANCIAL TECHNOLOGY SERVICES, L.L.C.

It is hereby certified that:

                  1. The constituent business entities participating in the merger herein certified are:

                           (i)      ArTech Financial Technology Services, Inc.,
which is a corporation incorporated under the laws of the State of Delaware; and

                           (ii)     ArTech Financial Technology Services,
L.L.C., which is a limited liability company formed under the laws of the Commonwealth of Pennsylvania.

                  2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (c) of
Section 252 of the General Corporation Law of the State of Delaware by ArTech Financial Technology Services, Inc., and in accordance with the provisions of
Section 8957 of the Limited Liability Company Law of 1994 of the Commonwealth of Pennsylvania by ArTech Financial Technology Services, L.L.C.

                  3. The name of the surviving entity in the merger herein certified is ArTech Financial Technology Services, Inc., which will continue its existence as the surviving corporation under its present name upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The Certificate of Incorporation of ArTech Financial Technology Services, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed Agreement and Plan of Merger between the constituent entities is on file at any office of the surviving corporation, the address of which is as follows:

                           40 Valley Stream Parkway
                           Malvern, Pennsylvania 19355

                  6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder or member of each of the constituent entities.



Dated:    March 17, 1999



                           ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

                           By: /s/ John H. Teaford
                           -----------------------------------------
                           John H. Teaford, President



Dated: March 17, 1999

                           ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

                           By: /s/ John Gill
                           -----------------------------------------
                           John Gill, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 e-PROFILE, INC.

                  e-PROFILE, INC. (the "Company"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitting the same to the sole stockholder of the Company for approval. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Company be amended whereby all the language of Article 4 thereof shall be deleted and the following substituted therefor:

                           "4. The Corporation shall have the authority to issue
                  aggregate of 16,500,000 shares of capital stock, all of which are of one class and are designated as Common Stock with $0.01 par value per share."

                  SECOND: That the sole stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL").

                  THIRD: That the amendment was duly adopted in accordance with the provisions of Section 228 of the DGCL.

                  IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 22nd day of November, 1999.


                                       e-PROFILE, INC.


                                       /s/ John H. Teaford
                                       ----------------------------------------
                                       Name:  John H. Teaford
                                       Title: Chief Operating Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 e-PROFILE, INC.

                  e-PROFILE, Inc., (the "Company"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitting the same to the sole stockholder of the Company for approval. The resolutions setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting all of the language of Article 4 thereof and substituting therefor the following:

                           "4. The corporation shall have the authority to issue
                  an aggregate of 16,500,000 shares of capital stock, all of which are of one class and are designated as Common Stock with $0.001 par value per share."

                  FURTHER RESOLVED, that the Certificate of Incorporation of the Company be amended by adding the following language:

                  "STOCK SPLIT"

                  1. Without any other action on the part of the Company or any other person, on the date (the "Filing Date") on which this Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, every share of common stock, par value $0.01 per share (the "Common Stock"), then outstanding shall be automatically converted into 13,325 shares of Common Stock, par value $0.001 per share.

                  2. Following the Filing Date, (i) new stock certificates representing shares of Common Stock shall be issued by the Company in exchange for the surrender of all stock certificates (the "Old Certificates") representing outstanding shares of Common Stock immediately prior to the Filing Date, and (ii) all the Old Certificates shall be deemed canceled and shall not be recognized as evidencing outstanding Common Stock."

                  SECOND: That the sole stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL").

                  THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

                  IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 13th day of December, 1999.


                                       e-PROFILE, Inc.


                                       /s/ John H. Teaford
                                       ----------------------------------------
                                       Name:  John H. Teaford
                                       Title:    Chief Operating Officer